Exhibit 99.1

Guidewire Software Announces Third Quarter Fiscal 2015 Financial Results

Foster City, CA - June 2, 2015 - Guidewire Software, Inc. (NYSE: GWRE), a provider of software products for property and casualty insurers, today announced its financial results for the fiscal quarter ended April 30, 2015.

“Our third quarter results were at or above the high end of our outlook due to the continued adoption of Guidewire InsuranceSuite and momentum for our newer products,” said Marcus Ryu, chief executive officer, Guidewire Software.  “Our results reflect our continuing efforts to leverage our system integrator partners, who are successfully scaling our implementation capacity and delivering customer success, as demonstrated by the numerous production go-lives achieved in the quarter. Our leading SI partners also continue to expand their abilities to provide insurers with a fully hosted version of InsuranceSuite.”

“We continue to make significant investments in R&D to advance InsuranceSuite as well as our products for digital interaction, and data management and analytics. We are encouraged by our customers’ adoption of these newer offerings, including Spotlight, our recently announced SaaS-based product, which provides actionable insights for underwriters by combining geo-visualization and risk scoring,” said Ryu. “We have strong momentum with existing and new customers, and are entering the fourth quarter of fiscal 2015 with a robust pipeline of large opportunities. When combined with our long-term customer contracts, we believe Guidewire is well positioned to deliver term license revenue growth of 20% or more in the next fiscal year.”

Third Quarter Fiscal 2015 Financial Highlights

Revenue

•
License revenue for the third quarter of fiscal 2015 was $33.3 million, compared to $31.9 million in the same period in fiscal 2014. Maintenance revenue was $12.2 million, compared to $10.4 million in the same period in fiscal 2014. Services revenue was $40.0 million, compared to $39.7 million in the same period in fiscal 2014. Total revenue was $85.4 million, compared to $82.0 million in the same period in fiscal 2014.

•
License revenue for the nine month period of fiscal 2015 was $105.8 million, compared to $86.0 million in the same period in fiscal 2014. Maintenance revenue was $36.9 million, compared to $30.0 million in the same period in fiscal 2014, and Services revenue was $112.0 million, compared to $116.0 million in the same period in fiscal 2014. Total revenue was $254.6 million, compared to $232.0 million in the same period in fiscal 2014.

•	Rolling four-quarter recurring term license and maintenance revenue was $208.9 million, an increase of 26% compared to the period ending April 30, 2014.

Profitability

•	The GAAP operating loss was $6.7 million for the third quarter of fiscal 2015, compared with operating income $0.1 million in the comparable period in fiscal 2014.

•	Non-GAAP operating income was $6.1 million for the third quarter of fiscal 2015, compared with $10.9 million in the comparable period in fiscal 2014.

•
The GAAP net loss was $3.0 million for the third quarter of fiscal 2015, compared with a net loss of $1.9 million for the comparable period in fiscal 2014. GAAP net loss per share was $0.04, based on diluted weighted average shares outstanding of 70.3 million, compared with a net loss of $0.03 per share for the comparable period in fiscal 2014, based on diluted weighted average shares outstanding of 68.3 million.

•
Non-GAAP net income was $2.7 million for the third quarter of fiscal 2015, compared with $7.5 million in the comparable period in fiscal 2014. Non-GAAP net income per diluted share was $0.04, based on diluted weighted average shares outstanding of 72.3 million, compared with $0.11 in the comparable period in fiscal 2014, based on diluted weighted average shares outstanding of 71.2 million.

Balance Sheet

•
The Company had $643.8 million in cash, cash equivalents and investments at April 30, 2015, compared with $647.8 million at July 31, 2014. The Company had $26.6 million in cash flow provided by operations in the third quarter of fiscal 2015, compared with cash flow from operations of $20.3 million in the comparable period in fiscal 2014.

Business Outlook
Guidewire is issuing the following outlook for the fourth quarter and fiscal 2015, based on current expectations:

(in $ millions, except per share outlook)	Fourth Quarter Fiscal 2015	Full Year Fiscal 2015
Revenue	119.3 - 123.3	374.0 - 378.0
License revenue	67.2 - 71.2	173.0 - 177.0
Maintenance revenue	12.6 - 13.6	49.5 - 50.5
Services revenue	38.0 - 40.0	150.0 - 152.0
GAAP operating income/(loss)	11.6 - 17.6	4.8 - 10.8
Non-GAAP operating income	24.8 - 30.8	57.0 - 63.0
GAAP net income/(loss)	3.2 - 4.8	1.2 - 2.9
Per share	0.04 - 0.07	0.02 - 0.04
Non-GAAP net income	16.4 - 20.3	37.4 - 41.3
Per share	0.23 - 0.28	0.52 - 0.57

Outlook for revenue growth in fiscal 2015 reflects an estimated $10 million reduction in total revenue due to a shift in foreign currency rates since guidance for fiscal 2015 was provided in September 2014. Non-GAAP operating income and non-GAAP net income in the table above exclude stock-based compensation expense and amortization of intangible assets.
Looking to fiscal 2016, Guidewire anticipates term license revenue growth of 20% or higher. The company will provide detailed guidance for fiscal 2016 when it reports its fourth quarter fiscal 2015 results.

Conference Call Information

What:	Guidewire Software third quarter fiscal 2015 financial results conference call

When:	Tuesday, June 2, 2015

Time:	2:00 p.m. PT (5:00 p.m. ET)

Live Call:	(888) 631-5930, domestic
(913) 312-1269, international
Conference ID: 5726232

Replay:	(877) 870-5176, domestic
(858) 384-5517, international
Conference ID: 5726232

Webcast:	http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire’s website for a period of three months.

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Non-GAAP net income, Non-GAAP earnings per share and Non-GAAP effective tax rate.
Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Guidewire Software
Guidewire builds software products that help Property/Casualty insurers replace their legacy core systems and transform their business. Designed to be flexible and scalable, Guidewire products enable insurers to deliver excellent service, increase market share and lower operating costs. Guidewire InsuranceSuite™ provides the core systems used by insurers as operational systems of record. Additional products provide support for data management, business intelligence, anytime/anywhere access and guidance and monitoring. More than 180 Property/Casualty insurers around the world have selected Guidewire. For more information, please visit www.guidewire.com. Follow us on twitter: @Guidewire_PandC.
NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, and Guidewire BillingCenter are registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, market positioning, and future investments. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Media Contact:
Diana Stott
Guidewire Software, Inc.

(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR, LLC
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	April 30, 2015	July 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$156,942	$148,101
Short-term investments	393,051	296,231
Accounts receivable	59,554	49,839
Deferred tax assets, current	12,015	11,431
Prepaid expenses and other current assets	12,770	10,828
Total current assets	634,332	516,430
Long-term investments	93,824	203,449
Property and equipment, net	12,427	12,607
Intangible assets, net	4,359	5,439
Deferred tax assets, noncurrent	15,936	8,681
Goodwill	9,205	9,205
Other assets	817	1,416
TOTAL ASSETS	$770,900	$757,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,205	$7,030
Accrued employee compensation	25,409	34,912
Deferred revenues, current	62,016	48,937
Other current liabilities	5,730	4,507
Total current liabilities	103,360	95,386
Deferred revenues, noncurrent	1,812	6,395
Other liabilities	4,381	4,760
Total liabilities	109,553	106,541
STOCKHOLDERS’ EQUITY:
Common stock	7	7
Additional paid-in capital	645,349	629,076
Accumulated other comprehensive loss	(4,971)	(1,367)
Retained earnings	20,962	22,970
Total stockholders’ equity	661,347	650,686
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$770,900	$757,227

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
Revenues:
License	$33,302	$31,927	$105,777	$86,012
Maintenance	12,183	10,440	36,866	29,969
Services	39,955	39,668	111,977	116,058
Total revenues	85,440	82,035	254,620	232,039
Cost of revenues: (1) (2)
License	1,184	849	3,411	3,288
Maintenance	2,299	2,133	6,812	5,817
Services	34,421	33,293	97,532	101,194
Total cost of revenues	37,904	36,275	107,755	110,299
Gross profit:
License	32,118	31,078	102,366	82,724
Maintenance	9,884	8,307	30,054	24,152
Services	5,534	6,375	14,445	14,864
Total gross profit	47,536	45,760	146,865	121,740
Operating expenses: (1) (2)
Research and development	24,575	19,761	67,167	54,813
Sales and marketing	18,801	16,735	56,506	49,686
General and administrative	10,860	9,117	30,195	25,240
Total operating expenses	54,236	45,613	153,868	129,739
Income (loss) from operations	(6,700)	147	(7,003)	(7,999)
Interest income, net	636	415	1,643	919
Other income (expense), net	77	115	(1,267)	172
Income (loss) before income taxes (1)	(5,987)	677	(6,627)	(6,908)
Provision for (benefit from) income taxes (1)	(3,000)	2,590	(4,619)	(1,872)
Net income (loss)(1)	$(2,987)	$(1,913)	$(2,008)	$(5,036)
Net income (loss) per share: (1)
Basic	$(0.04)	$(0.03)	$(0.03)	$(0.08)
Diluted	$(0.04)	$(0.03)	$(0.03)	$(0.08)
Shares used in computing net income (loss) per share: (1)
Basic	70,348,356	68,261,964	69,844,077	64,718,852
Diluted	70,348,356	68,261,964	69,844,077	64,718,852
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

(2) Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
	(unaudited, in thousands)
Stock-based compensation expenses: (1)
Cost of license revenue	$54	$45	$158	$141
Cost of maintenance revenues	293	211	879	572
Cost of services revenues	3,774	3,028	11,165	8,862
Research and development	2,813	2,260	7,618	6,657
Marketing and sales	2,620	2,291	9,049	8,140
General and administrative	2,840	2,532	9,011	7,320
Total stock-based compensation expenses	$12,394	$10,367	$37,880	$31,692
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss) (1)	$(2,987)	$(1,913)	$(2,008)	$(5,036)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,929	1,770	5,550	4,978
Stock-based compensation (1)	12,394	10,367	37,880	31,692
Excess tax benefit from exercise of stock options and vesting of RSUs	—	(209)	—	(498)
Deferred tax assets (1)	(4,397)	2,583	(7,856)	(3,353)
Other noncash items affecting net loss	1,105	1,088	3,989	2,227
Changes in operating assets and liabilities:
Accounts receivable	2,718	(1,702)	(10,057)	(17,820)
Prepaid expenses and other assets	(3,383)	(3,290)	(1,656)	(2,187)
Accounts payable	2,946	578	3,763	135
Accrued employee compensation	4,473	2,858	(8,742)	(2,079)
Other liabilities	534	1,507	991	822
Deferred revenues	11,265	6,687	8,810	17,172
Net cash provided by operating activities	26,597	20,324	30,664	26,053
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(124,300)	(166,904)	(361,141)	(521,005)
Sales and maturities of available-for-sale securities	138,170	95,818	370,065	206,046
Purchase of property and equipment	(1,425)	(1,088)	(5,076)	(3,669)
Acquisition, net of cash acquired	—	(62)	—	(157)
Net cash provided by (used in) investing activities	12,445	(72,236)	3,848	(318,785)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	936	3,211	4,795	7,354
Taxes remitted on RSU awards vested	(8,554)	(10,456)	(26,402)	(25,654)
Proceeds from issuance of common stock in connection with stock offerings, net of underwriting discounts and commission	—	—	—	389,949
Costs paid in connection with stock offerings	—	2	—	(408)
Excess tax benefit from exercise of stock options and vesting of RSUs	—	209	—	498
Net cash provided by (used in) financing activities	(7,618)	(7,034)	(21,607)	371,739
Effect of foreign exchange rate changes on cash and cash equivalents	294	653	(4,064)	562
NET CHANGE IN CASH AND CASH EQUIVALENTS	31,718	(58,293)	8,841	79,569
CASH AND CASH EQUIVALENTS—Beginning of period	125,224	217,629	148,101	79,767
CASH AND CASH EQUIVALENTS—End of period	$156,942	$159,336	$156,942	$159,336
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
Income (loss) from operations reconciliation: (1)	2015	2014	2015	2014
GAAP net income (loss) from operations	$(6,700)	$147	$(7,003)	$(7,999)
Non-GAAP adjustments:
Stock-based compensation (2)	12,394	10,367	37,880	31,692
Amortization of intangibles (2)	360	360	1,080	1,080
Non-GAAP net income from operations	$6,054	$10,874	$31,957	$24,773

Net income (loss) reconciliation: (1)
GAAP net income (loss)	$(2,987)	$(1,913)	$(2,008)	$(5,036)
Non-GAAP adjustments:
Stock-based compensation (2)	12,394	10,367	37,880	31,692
Amortization of intangibles (2)	360	360	1,080	1,080
Tax effect on non-GAAP adjustments (3)	(7,039)	(1,305)	(16,109)	(10,616)
Non-GAAP net income	$2,728	$7,509	$20,843	$17,120

	Three Months Ended April 30,				Nine Months Ended April 30,
	2015		2014		2015		2014
Tax provision (benefits) reconciliation:
GAAP tax provision (benefits)	$(3,000)	50%	$2,590	383%	$(4,619)	70%	$(1,872)	27%
Non-GAAP adjustments:
Stock-based compensation	4,438		3,711		12,901		10,752
Amortization of intangibles	129		129		368		366
ISO deduction	70		90		285		460
Tax effect on GAAP profit before taxes due to different tax rates between GAAP and non-GAAP	2,402		(2,625)		2,555		(962)
Non-GAAP tax provision	$4,039	60%	$3,895	34%	$11,490	36%	$8,744	34%

(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.
(2) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the period for GAAP purposes.
(3) Adjustment reflects the tax benefit resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
Earnings per share reconciliation: (1)	2015	2014	2015	2014
GAAP earnings per share - Diluted	$(0.04)	$(0.03)	$(0.03)	$(0.08)
Amortization of intangibles acquired in business combinations	0.01	0.01	0.02	0.02
Stock-based compensation	0.18	0.15	0.54	0.49
Less tax benefit of non GAAP items	(0.10)	(0.02)	(0.23)	(0.16)
Non-GAAP dilutive shares excluded from GAAP EPS calculation (2)	(0.01)	—	(0.01)	(0.02)
Non-GAAP earnings per share - Diluted	$0.04	$0.11	$0.29	$0.25
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

(2) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an anti-dilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.

	Three Months Ended April 30,		Nine Months Ended April 30,
Shares used in computing non-GAAP per share amounts: (1)	2015	2014	2015	2014
Weighted average shares - Diluted	70,348,356	68,261,964	69,844,077	64,718,852
Non-GAAP dilutive shares excluded from GAAP EPS calculation (2)	1,931,434	2,907,140	2,264,383	3,598,963
Pro forma weighted average shares - Diluted	72,279,790	71,169,104	72,108,460	68,317,815
(1) See Note 2 “Change in Accounting Policy - Stock-Based Compensation” of Notes to Consolidated Financial Statements for the fiscal year ended July 31, 2014 included in the Company’s Annual Report on Form 10-K.

(2) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an anti-dilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.